Exhibit 10.21

AGREEMENT FOR PURCHASE OF ACCOUNTS

THIS AGREEMENT is made on June 7, 2012 by and between Health Revenue Assurance Associates, Inc. (a Maryland Corporation) having its principal place of business at 8551 West Sunrise Blvd., Suite 304, City of Plantation, County of Broward, State of Florida, 33322 (hereinafter referred to as "Seller") and AEROFUND FINANCIAL, INC., having an established place of business at 6910 Santa Teresa Boulevard, San Jose, California 95119 (hereinafter referred to as "Purchaser").

1.    PURCHASE OF ACCOUNTS. Seller for and in consideration of the sums set forth in the annexed Exhibit A (such Exhibit A as the same may be supplemented or added to from time to time being hereinafter called "Exhibit A") and in annexed Exhibit B, and other good and valuable consideration, receipt of which is acknowledged, does hereby sell to Purchaser, its successors and assigns, all of Seller's right, title and interest in and to Seller's accounts receivable set forth in Exhibit A, or subsequently purchased, which is made a part hereof, and all monies due or which may become due upon such accounts receivable (hereafter "Accounts"). Seller authorizes Purchaser to insert the Exhibit A required account information whenever accounts are subsequently purchased. Exhibit A may be sent by FAX, mail or hand delivered to Purchaser, and this Agreement and Exhibits A and B hereto shall govern all subsequently purchased accounts. Purchaser is not obligated to buy any account from Seller. Purchaser may exercise its sole discretion in approving the credit of each account debtor before buying any account. Purchaser shall have, with respect to the Accounts, all the rights and remedies of any unpaid seller under the Uniform Commercial Code and other applicable law, including the rights of replevin, claim and delivery, reclamation, and stoppage in transit.

2.    AUTHORITY OF PURCHASER. Seller hereby acknowledges and agrees that Purchaser, and its successors and assigns, shall have the irrevocable authority (a) to sell, set over, pledge, compromise, or discharge the whole, or any part, of such accounts; (b) to ask, demand, collect, receive, sue, and give releases for the monies due, or which may become due, upon such accounts receivable and to compromise, prosecute, or defend any action, claim, case, or proceeding relating to accounts purchased by Purchaser, including the filing of a claim or the voting for or against a plan in any bankruptcy case, all in Purchaser's name or Seller's name, as Purchaser may choose; (c) to prepare, file, and sign Seller's name on any notice of lien, claim of mechanic's lien, assignment or satisfaction of lien or mechanic's lien or similar document; (d) at any tin 0, whether or not Seller is in default hereunder, to notify all account debtors to pay Purchaser directly; (e) to receive, open, and dispose of all mail addressed to Seller for the purpose of collecting accounts and shall be appointed as limited agent with no fiduciary responsibility to execute Seller's name on any post office change of address form; (f) to endorse Seller's name on any checks or other forms of payment on accounts assigned to Purchaser; (g) to charge any reserve accounts held by Purchaser in the name of Seller for miscellaneous expenses incurred by Purchaser related to administration of this Agreement and the transactions hereunder, including but not limited to wire fees, FedEx fees, collection costs and legal fees, or for any other charges or fees payable under this Agreement and (h) to do all acts and things necessary or proper, in furtherance of any such purposes.

3.    REPRESENTATIONS, WARRANTIES AND COVENANTS. To induce Purchaser to render its services available to Seller, and with full knowledge that the truth and accuracy of the following are being relied upon by the Purchaser in the purchase and remittance for the accounts receivable acceptable to Purchaser, the Seller represents, warrants, covenants and agrees that:

a.
Seller is properly licensed and authorized to operate the business of coding services for hospitals under the trade name(s) n/a.; and Seller's trade name(s) has(ve) been properly filed and published as required by applicable law. Seller has fulfilled all the federal, state and local requirements of law in properly registering itself to do business at all addresses in which it is located.

b.	The Seller is the absolute owner of each account receivable set forth in Exhibit A and has full legal right to make said sale thereof;

c.	The correct amount of each receivable is as set forth in Exhibit A and is not in dispute;

d.
The payment of each account receivable is not contingent upon the fulfillment of any obligation or contract, past or future, and any and all obligations required of the Seller have been fulfilled as of the date of this Agreement;

e.
Each account receivable set forth in Exhibit A is based on an actual sale and delivery of goods and/or services actually rendered, is presently due and owing to Seller, is not in default, has not been previously sold, assigned, transferred, or pledged, and is free of any encumbrance or lien;

f.
There are no defenses, offsets, or counterclaims against any of the accounts receivable, and no agreement has been made under which the account debtor may claim any deduction or discount, except as otherwise stated in any of the accounts receivable set forth in Exhibit A;

g.
Each account receivable set forth in Exhibit A shall be the property of the Purchaser and shall be collected directly by Purchaser, but if for any reason it should be paid to Seller, Seller shall promptly notify Purchaser of such payment, shall hold any checks, drafts, or monies so received in trust for the benefit of Purchaser, and shall promptly endorse, transfer and deliver the same to Purchaser;

h.	Purchaser shall have the right of endorsement, and also the right to require endorsement by Seller, on all payments received by Purchaser on Seller's account;

i.	The Seller and, to Seller's best knowledge, each account debtor set forth in Exhibit A is, are, and shall remain solvent as that term is defined in the Federal Bankruptcy Code;

j.
Each account debtor named in Exhibit A will not object to the payment for, or the quality or the quantity of, the subject matter of the account receivable and is liable for the amount set forth in Exhibit A;

k.	Each account debtor set forth in Exhibit A shall be promptly notified after acceptance by Purchaser that the account receivable has been transferred to and is payable to Purchaser;

1
The Seller's place of business and the place where the records concerning all accounts receivable herein referred to are kept is the one set forth at the beginning of this Agreement, and Seller will promptly advise Purchaser in writing if such place of business or record keeping is changed or a new place of business or record keeping is added;

m.
All accounts receivable forwarded to Purchaser and acceptable to Purchaser after the date hereof, shall comply with each and every one of the foregoing representations, warranties, covenants and agreements referred to above in this Paragraph 3;

n.	Seller will not assign, transfer, sell, or grant any lien or security interest in accounts to any other party, without Purchaser's prior written consent;

o.	Seller will, upon sale to Purchaser, make proper entries on its books and records disclosing the absolute sale of said accounts to Purchaser;

P.	There are no proceedings or investigations, pending or threatened, against Seller before any court, regulatory body, administrative agency, or other tribunal or government instrumentality; and

q.	Each account identified in Exhibit A has been created in accordance with and complied with applicable law.

4.    ADJUSTMENTS, CHARGE BACKS, AND INDEMNIFICATION. In the event of a breach of any of the representations, warranties, and covenants set forth in Paragraph 3, including a dispute between the Seller and any account debtor set forth in Exhibit A, Seller shall promptly advise Purchaser and shall, subject to the Purchaser's approval, adjust such disputes and advise Purchaser of adjustment. Purchaser shall have the right at any time to charge back to Seller's account the amount of any allowance, return or account receivable, full or partial payment of which is delayed or refused by an asserted counterclaim, defense or offset by an account debtor, or by reason of an account debtor's insolvency or financial inability to pay, and any expenses and legal fees incurred by Purchaser in any attempt to collect any disputed account, together with fees pursuant to Exhibits A and B from the date of purchase of the account in dispute, whether such dispute is valid or invalid.

5.    SECURITY INTEREST. In order to secure Seller's now existing or hereafter arising obligations to Purchaser under Paragraph 3, 4, 10 and 11 hereof, and the legal fees and expenses set forth in Paragraph 8 hereof, Seller hereby grants to Purchaser a continuing lien upon and security interest in Seller's now existing or hereafter arising rights and interest in the following (the "Collateral"): All accounts, accounts receivables, contract rights, instruments, documents, chattel paper, general intangibles, (including but not limited to trademarks, trade names, patents, copyrights and all other forms of intellectual property, and tax refunds), returned and repossessed goods and all rights as a seller of goods; all collateral securing any of the foregoing; all deposit accounts, special and general, whether on deposit with Secured Party or others; all inventory wherever located; all present and future claims against any supplier of any of the foregoing, including claims for defective goods or over payments to or under shipments by supplier; all proceeds arising from the lease or rental of any of the foregoing; INVENTORY RETURNED BY SELLER TO ITS SUPPLIERS SHALL REMAIN SUBJECT TO PURCHASER'S INTEREST; all equipment and fixtures; NONE OF WHICH THE seller IS AUTHORZED TO SELL, LEASE OR OTHERWISE DISPOSE OF WITHOUT THE WRITTEN CONSENT OF SECURED PARTY. all warranty and other claims against any vendor or lessor of any of the foregoing; all cash and non-cash proceeds of any of the foregoing, in whatever form (including proceeds in the form of inventory, equipment or any other form of personal property), including proceeds of proceeds; and all investment property. Seller is not authorized to sell, transfer or otherwise convey any Collateral, except for the sale of finished inventory held for sale in the Seller's usual course of business, without Purchaser's consent. Seller agrees to sign such financing statements, in a form satisfactory to Purchaser, which Purchaser may at any time desire to file in order to protect or perfect Purchaser's security interest.

6.    DEFAULT. An event of default shall be deemed to have occurred, and (without implying any obligation of Purchaser to buy accounts) Purchaser may cease buying accounts and may immediately exercise its rights and remedies with respect to the Collateral as a secured party under this Agreement, the Uniform Commercial Code, and applicable law, upon the happening of one or more of the following:

a.	Seller shall fail to make any payments required to be made to Purchaser under this Agreement including, without limitation, any payments required to be made in accordance with Paragraph 10; when due;

b.	Seller breaches any term or condition of this Agreement.

c.
Seller shall commence any voluntary case under the Federal Bankruptcy Code, or shall make an assignment of the benefit of creditors, or shall consent to the appointment of a receiver or custodian for a substantial portion of its assets;

d.	An involuntary case under the Federal Bankruptcy Code is filed against Seller;

e.	Seller shall become insolvent in that its debts are greater than the fair value of its assets, or Seller is generally not paying its debts as they become due;

f.
Any involuntary lien, levy, garnishment, attachment or the like is issued against or attached to the accounts purchased by Purchaser or the Collateral, and the same is not released within ten (10) days;

g.	Any representation or warranty made by Seller in this Agreement or pursuant to this Agreement proves to have been false or misleading when made;

h.
Any guarantor of Seller's obligations to Purchaser hereunder fails to perform or observe any of its obligations to Purchaser or notifies Purchaser of an intention to rescind, modify, terminate or revoke any guaranty, or any such guaranty ceases to be in full force and effect for any reason whatsoever; and

i.	Purchaser's security interest in any Collateral or other security for Seller's obligations becomes impaired for any reason.

7.    PAYMENT. Upon acceptance by Purchaser of Exhibit A and purchase by Purchaser of the accounts described thereon, Purchaser agrees to pay Seller the amount set forth as the "ADVANCE" on Exhibit A. Purchaser further agrees, upon collection in full of the Accounts to pay over any unearned fees held by Purchaser to Seller less any deductions, discounts, indemnifications, and/or known or anticipated charge backs provided for in Paragraphs 3 or 4, less any repurchase obligations under Paragraph 10, less any others costs or fees incurred under this Agreement, including but not limited to fees identified in Paragraph 8 of this Agreement and in Paragraphs 3, 4, and 5 of Exhibit B. Any such credits shall be calculated and paid, in accordance with the reserve release schedule on Exhibit B, at the end of each month of this Agreement.

8.    ATTORNEYS' FEES. The Seller will pay any and all legal expenses and reasonable attorneys' fees that Purchaser incurs (a) in negotiating, preparing, or administering this Agreement and any documents prepared in connection herewith; or (b) in any way arising out of this Agreement; or (c) in enforcing this Agreement against Seller or protecting or enforcing its security interest in the Collateral or any other right granted by Seller to Purchaser or arising under applicable law, whether or not suit is brought; or (d) in collecting accounts for which there has been a breach of any of the warranties, representations, or covenants set forth in Paragraphs 3, 4, or 10, or a partial or total failure or delay in payment by the account debtor for any reason, including insolvency, bankruptcy, or financial inability to pay; or (e) in the representation of Purchaser in connection with any bankruptcy case or insolvency proceeding involving Seller, the Collateral, any account debtor, or any accounts purchased by Purchaser.

9.    SEVERABILITY AND CHOICE OF LAW. In the event that any provision of this Agreement is deemed invalid by reason of the operation of any law, or by reason of any interpretation placed on any law by the courts, this Agreement will be construed as not containing such provision and the remainder of the Agreement shall remain in full force and effect. This Agreement has been transmitted by Seller to Purchaser at Purchaser's office in the State of California and has been executed and accepted by Purchaser in the State of California. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

10.           REPURCHASE AND RECOURSE. Seller further agrees that if any account or portion thereof is not paid by the account debtor within ninety (90) days of the date of account (as identified on an invoice or otherwise) for any reason, including the account debtor's insolvency or financial inability to pay, Seller shall, upon demand by Purchaser, repay to Purchaser any amount paid by Purchaser to Seller in consideration for the sale of said account, plus the Purchaser's earned fee in accordance with Exhibit B. Purchaser can apply any contingency and fee refunds due to Seller under Exhibit B and Paragraph 7 to Seller's obligations under this paragraph. Purchaser's security interest in the Collateral will secure Seller's obligations under this paragraph.

11.           NO LIEN TERMINATION WITHOUT RELEASE. In recognition of Purchaser's right to have all its attorneys' fees and other expenses incurred in connection with this Agreement secured by its Collateral, not withstanding payment in full of all obligations by Seller, Purchaser shall not be required to record any terminations or satisfactions of any of its liens on the Collateral unless and until Seller and all guarantors of Seller's obligations to Purchaser have executed and delivered to Purchaser releases in the form of Exhibit "C" of all claims, known and unknown which exist as of the date thereof. Seller understands that this provision constitutes a waiver of its rights under Section 9-513 of the Uniform Commercial Code.

12.           VENUE. The parties agree that any suit, action or proceeding arising out of the subject matter hereof, or the interpretation, performance or breach of this Agreement, shall, if Purchaser so elects, be instituted in the United States District Court for the Northern District of California or any court of the State of California located in San Jose, California (the "Acceptable Forums"). Each party agrees that the Acceptable Forums are convenient to it, and each party irrevocably submits to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue that it may have under the laws of the State of California or otherwise in those courts in any such suit, action or proceeding. Should such proceeding be initiated in any other forum, Seller waives any right to oppose any motion or application made by Purchaser as a consequence of such proceeding having been commenced in a forum other than an Acceptable Forum.

13.           TERM AND TERMINATION. The term of this Agreement shall be one (1) year from the date hereof, and from year to year thereafter, unless terminated in writing by Purchaser or Seller no later than thirty (30) days and no earlier than sixty (60) days prior to each anniversary date. Any termination of this Agreement shall not affect the security interest granted hereby or the warranties, covenants, or obligations of Seller hereunder, and this Agreement shall continue to be effective until all transactions entered into and obligations incurred hereunder have been completed and satisfied in full.

14.          WAIVER OF JURY TRIAL. SELLER WAIVES ANY RIGHT TO A JURY TRIAL IN ANY ACTION HEREUNDER OR ARISING OUT OF PURHASER'S TRANSACTIONS WITH SELLER, TO THE EXTENT AUTHORIZED BY LAW.

15.           MODIFICATIONS. This Agreement cannot be modified orally. No modification of this Agreement shall be effective for any purpose unless it is in writing and executed by an officer of Purchaser authorized to do so. All prior agreements, understandings, representations and negotiations, if any, are merged into this Agreement.

IN WITNESS WHEREOF, the Seller has executed this Agreement on the day and year above written and the Purchaser has noted its acceptance by its authorized representative.

Accepted San Jose, California on 06-11-12:

AEROFUND FINANCIAL		SELLER: Health Revenue Assurance Associates, Inc.

By:	/s/ Janet Godard	By:	/s/ Robert Rubinowitz
	(Authorized Signature)		(Authorized Signature)

	Janet Godard, EVP/Sales/Mrktg		Robert Rubinowitz, President
(Print Name and Title)

Rebate and Retention Schedule
Exhibit "B"

CLIENT: Health Revenue Assurance Associates, Inc.	DATE: June 7, 2012

1.    ADVANCE RATE. PURCHASER shall advance 85% of the net face amount of purchased / accounts, as stated on an invoice or otherwise, and shall retain 15% of the net face amount in fee escrow for payment of fees by Seller for Purchaser's services, as those fees are more further described below.

2.   FEE. Purchaser shall collect a fee for its services based upon the number of days between the purchase date of a purchased account and the date that is one business day after the date payment is received on the purchased account by Purchaser. The fee shall be calculated based upon the following schedule:

One point eighty five percent (1.85%) for the first thirty (30) days and an additional point thirty two percent (.32%) every five (5) days thereafter.

3.   RESERVE RELEASE: Reserves shall be paid on the first and fifteenth of the month.

4.   BREACH OF WARRANTY. All purchased accounts that remain unpaid after 30 days due to Seller's breach of contractual representation, warranty, or covenant, shall accrue additional fees at the rate of 1.0% for every 15 days until paid.

Rebate and Retention Schedule
Exhibit "B" (continued)

5.         SPECIAL FEES:

a.   "Misdirected Payment Fee" - Seller shall pay to Purchaser on demand a fee of fifteen percent (15%) of the amount of any payment on account of an account purchased hereunder which has been received by Seller and not delivered in kind to Purchaser within 3 business days following the date of receipt by Seller.

b.   "Prime Adjustment Fee" - The rates quoted herein are designed to be as competitive as possible given current financial conditions. Therefore an additional fee equal to the Prime Rate minus 3.25% shall be charged against the purchased account disclosed on the collection report and reserve report at time of collection. For purposes of this agreement the Prime Rate shall be the same as reflected in The Wall Street Journal (Western Edition). (waived)

c.   "Missing Notation Fee" - Seller shall pay to Purchaser on demand a fee of fifteen percent (15%) of the face amount of any invoice evidencing a purchased account that is sent by Seller to an account debtor which does not contain a notification that the account has been assigned to and payment thereunder is to be made only to Purchaser. Enforced only if the payment has been received by the seller and not delivered in kind to purchaser within 3 business days following the date of receipt by Seller.

6.         SET UP CHARGE. There will be a one-time set up charge of $450.00, due at the signing of the contract.

7.         MAXIMUM FACILITY. The maximum facility shall be the maximum amount of accounts purchased by Purchaser and unpaid by the account debtor(s) at any given time. The Maximum Facility shall not exceed one million dollars ($1,000,000.00).

8.         EARLY TERMINATION. Seller shall pay Purchaser a penalty of one half of one percent (.50%) of the maximum facility amount for each month left in the term of the contract if Seller terminates this Agreement prior to the expiration of the term as defined in paragraph 13 of the AGREEMENT FOR PURCHASE OF ACCOUNTS. If after a 6 month period, Seller is able to obtain a traditional bank line of credit with an FDIC Insured Bank, Seller may terminate the remainder of the agreement with Purchaser with no termination fee so long as Purchaser is given a written 60 day notice.

Accepted San Jose, California on 06/11/12

AEROFUND FINANCIAL		SELLER: Health Revenue Assurance Associates, Inc.

By:	/s/ Janet Godard	By:	/s/ Robert Rubinowitz
	(Authorized Signature)		(Authorized Signature)

	Janet Godard, EVP/Sales/Mrktg		Robert Rubinowitz, President
(Print Name and Title)